EXHIBIT 99.1

HCC Reports Results for First Quarter 2007

HOUSTON, May 8, 2007 (PRIME NEWSWIRE) -- HCC Insurance Holdings, Inc. (NYSE:HCC) today announced record earnings for the first quarter of 2007.

Net earnings increased significantly for the first quarter of 2007 rising 22% to $96.7 million from $79.1 million for the first quarter of 2006. During the same period, net earnings per diluted share grew 22% to $0.83 per share from $0.68 per share.

Book value per share increased to $19.03 at March 31, 2007, up 4% since December 31, 2006. The Company's annualized return on average equity as of March 31, 2007 was 18.5%.

Frank J. Bramanti, Chief Executive Officer, said, "The Company continues to deliver record results despite the softening insurance marketplace. We are off to a great start for 2007 and our results are on track with our expectations for full year 2007."

Total revenue grew 28% during the first quarter of 2007 to $597.2 million from $466.3 million in the first quarter of 2006. This increase is primarily due to the growth in our insurance company subsidiaries' earned premium from acquisitions as well as organic growth and increases in overall investment income. We expect revenue to continue to increase throughout 2007.

During the first three months of 2007, our insurance company subsidiaries' gross written premium increased 18% to $599.1 million and net earned premium increased 31% to $497.6 million, both compared to the first quarter of 2006. Premiums grew as expected due to the acquisition of the Health Products Division of Allianz Life Insurance Company and strong growth in credit and surety. The GAAP combined ratio improved for the first three months of 2007 to 84.0% compared to 85.5% in the corresponding period of 2006.

Mr. Bramanti added, "Our margins remain at acceptable levels and we continue to see opportunities to expand our operations through acquisitions. We expect to expand the HCC footprint to provide growth for 2008 and beyond."

During the first quarter of 2007, fee and commission income was flat at $32.1 million compared to $31.7 million during the same period in 2006. We continue to focus our acquisition activities in this area.

Net investment income increased 35% in the first quarter of 2007 to $49.5 million from $36.6 million in the first quarter of 2006 as a result of excellent cash flow from operations, including $100 million of cash collected from a commutation consummated in the fourth quarter of 2006, and an increase in short-term interest rates.

As of March 31, 2007, total investments increased to $4.2 billion, total assets exceeded $7.6 billion, shareholders' equity was over $2.1 billion and the Company's debt to total capital ratio was 12.3%. See attached tables.

HCC will hold an open conference call beginning at 8:00 a.m. Central Time on Wednesday, May 9. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1303. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available on the website until Friday, June 8, 2007.

Headquartered in Houston, Texas, HCC is a leading international specialty insurance group with offices across the United States and in Bermuda, Spain, Ireland and the United Kingdom. HCC has assets exceeding $7.6 billion, shareholders' equity of over $2.1 billion and is rated AA (Very Strong) by Standard & Poor's and A+ (Superior) by A.M. Best Company.

For more information, visit our website at www.hcc.com.

The HCC Insurance Holdings, Inc. logo is available at http://www.primezone.com/newsroom/prs/?pkgid=1977

Forward-looking statements contained in this press release are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.

             HCC Insurance Holdings, Inc. and Subsidiaries
                         Financial Highlights
                            March 31, 2007
            (Unaudited, in thousands except per share data)

                                         Three Months Ended March 31,
                                              2007          2006
                                           ----------    ----------
 Gross written premium                     $  599,101    $  506,058

 Net written premium                          496,965       393,051

 Net earned premium                           497,600       380,571

 Fee and commission income                     32,125        31,669

 Net investment income                         49,467        36,581

 Other operating income                        18,585        18,750

 Total revenue                                597,222       466,273

 Net earnings                                  96,690        79,142

 Earnings per share (diluted)                    0.83          0.68

 Cash flow from operations                    230,311        78,091

 Weighted average shares outstanding
  (diluted)                                   117,009       116,896

 GAAP net loss ratio                             60.4%         58.4%

 GAAP combined ratio                             84.0%         85.5%

                                            March 31,    December 31,
                                              2007          2006
                                           ----------    ----------
 Total investments                         $4,183,056    $3,927,995

 Total assets                               7,632,092     7,630,132

 Shareholders' equity                       2,132,449     2,042,803

 Debt to total capital                           12.3%         13.1%

 Book value per share                      $    19.03    $    18.28

             HCC Insurance Holdings, Inc. and Subsidiaries
                 Condensed Consolidated Balance Sheets
                       (Unaudited, in thousands)

                                               March 31,  December 31,
                                                 2007         2006
                                              ----------   ----------
 ASSETS

 Investments:
    Fixed income securities                   $3,298,657   $3,007,193
    Short-term investments                       682,041      714,685
    Other investments                            202,358      206,117
                                              ----------   ----------
          Total investments                    4,183,056    3,927,995
 Cash                                             42,492       48,290
 Restricted cash and cash investments            171,159      176,424
 Premium, claims and other receivables           771,462      864,705
 Reinsurance recoverables                      1,058,667    1,169,934
 Ceded unearned premium                          224,235      226,125
 Ceded life and annuity benefits                  70,133       70,923
 Deferred policy acquisition costs               185,202      182,410
 Goodwill                                        742,607      742,677
 Other assets                                    183,079      220,649
                                              ----------   ----------
       Total assets                           $7,632,092   $7,630,132
                                              ==========   ==========

 LIABILITIES

 Loss and loss adjustment expense payable     $3,113,496   $3,097,051
 Life and annuity policy benefits                 70,133       70,923
 Reinsurance balances payable                    114,480      122,805
 Unearned premium                                917,728      920,350
 Deferred ceding commissions                      64,946       64,949
 Premium and claims payable                      554,272      646,224
 Notes payable                                   298,281      308,887
 Accounts payable and accrued liabilities        366,307      356,140
                                              ----------   ----------
       Total liabilities                       5,499,643    5,587,329

 SHAREHOLDERS' EQUITY

 Common stock                                    112,078      111,731
 Additional paid-in capital                      808,100      798,213
 Retained earnings                             1,183,691    1,098,887
 Accumulated other comprehensive income           28,580       33,972
                                              ----------   ----------
       Total shareholders' equity              2,132,449    2,042,803
                                              ----------   ----------
       Total liabilities and
        shareholders' equity                  $7,632,092   $7,630,132
                                              ==========   ==========

             HCC Insurance Holdings, Inc. and Subsidiaries
             Condensed Consolidated Statements of Earnings
            (Unaudited, in thousands except per share data)

                                               Three months ended
                                                   March 31,
                                               2007         2006
                                            ---------     ---------
 REVENUE
 Net earned premium                         $ 497,600     $ 380,571
 Fee and commission income                     32,125        31,669
 Net investment income                         49,467        36,581
 Net realized investment loss                    (555)       (1,298)
 Other operating income                        18,585        18,750
                                            ---------     ---------
       Total revenue                          597,222       466,273
                                            ---------     ---------

 EXPENSE
 Loss and loss adjustment expense, net        300,472       222,067
 Policy acquisition costs, net                 89,099        76,232
 Other operating expense                       57,641        47,333
 Interest expense                               3,303         2,154
                                            ---------     ---------
       Total expense                          450,515       347,786
                                            ---------     ---------

 Earnings before income tax expense           146,707       118,487
 Income tax expense                            50,017        39,345
                                            ---------     ---------
       Net earnings                         $  96,690     $  79,142
                                            =========     =========
 Basic earnings per share data:
  Net earnings per share                    $    0.86     $    0.71
                                            =========     =========

 Weighted average shares outstanding          111,959       111,014
                                            =========     =========
 Diluted earnings per share data:
  Net earnings per share                    $    0.83     $    0.68
                                            =========     =========

 Weighted average shares outstanding          117,009       116,896
                                            =========     =========

 Cash dividends declared, per share         $   0.100     $   0.075
                                            =========     =========

             HCC Insurance Holdings, Inc. and Subsidiaries
            Condensed Consolidated Statements of Cash Flows
                       (Unaudited, in thousands)

                                                  Three months ended
                                                        March 31,
                                                   2007         2006
                                                ---------    ---------
 Cash flows from operating activities:
  Net earnings                                  $  96,690    $  79,142
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
    Change in premium, claims and other
     receivables                                   87,166       44,362
    Change in reinsurance recoverables            111,267       12,632
    Change in ceded unearned premium                1,890         (114)
    Change in loss and loss adjustment
     expense payable                               16,445       23,775
    Change in reinsurance balances payable         (8,325)     (27,057)
    Change in unearned premium                     (2,622)      18,266
    Change in premium and claims payable,
     net of restricted cash                       (86,687)     (30,318)
    Change in trading portfolio                    10,958      (47,994)
    Depreciation and amortization expense           3,736        3,825
    Stock-based compensation expense                2,211        2,703
    Other, net                                     (2,418)      (1,131)
                                                ---------    ---------
       Cash provided by operating activities      230,311       78,091
                                                ---------    ---------

 Cash flows from investing activities:
  Sales of fixed income securities                 28,483       65,654
  Maturity or call of fixed income securities      70,148       59,226
  Cost of securities acquired                    (367,195)    (471,614)
  Change in short-term investments                 24,857      246,750
  Sale of strategic investments                    22,950       17,363
  Payments for purchase of subsidiaries,
   net of cash received                            (5,917)     (24,000)
  Other, net                                       (2,168)      (2,047)
                                                ---------    ---------
       Cash used by investing activities         (228,842)    (108,668)
                                                ---------    ---------

 Cash flows from financing activities:
  Issuance of notes payable                        11,000       11,000
  Payments on notes payable                       (11,339)     (11,107)
  Sale of common stock                              8,040        7,638
  Dividends paid                                  (11,173)      (8,310)
  Other, net                                       (3,795)       8,532
                                                ---------    ---------
       Cash provided (used) by
        financing activities                       (7,267)       7,753
                                                ---------    ---------

 Net decrease in cash                              (5,798)     (22,824)

 Cash at beginning of period                       48,290       73,935
                                                ---------    ---------
  Cash at end of period                         $  42,492    $  51,111
                                                =========    =========

             HCC Insurance Holdings, Inc. and Subsidiaries
                       Insurance Company Premium
                            March 31, 2007
                       (Unaudited, in thousands)

                                   1st Qtr      1st Qtr       Change
                                     2007        2006%
                                  ---------    ---------    ---------
 GROSS WRITTEN

 Diversified financial products   $ 212,253    $ 197,246        8%
 Group life, accident & health      202,906      134,154       51
 Aviation                            51,663       56,234       (8)
 London market account               68,135       74,507       (9)
 Other specialty lines               64,495       43,889       47
 Discontinued lines                    (351)          28       nm
                                  ---------    ---------    ---------
                                  $ 599,101    $ 506,058       18%
                                  =========    =========    =========
 NET WRITTEN

 Diversified financial products   $ 171,792    $ 161,645        6%
 Group life, accident & health      192,426      129,443       49
 Aviation                            39,603       35,425       12
 London market account               45,132       38,723       17
 Other specialty lines               48,321       27,900       73
 Discontinued lines                    (309)         (85)      nm
                                  ---------    ---------    ---------
                                  $ 496,965    $ 393,051       26%
                                  =========    =========    =========
 NET EARNED PREMIUM

 Diversified financial products   $ 192,514    $ 169,112       14%
 Group life, accident & health      192,416      127,761       51
 Aviation                            39,344       33,197       19
 London market account               33,896       21,928       55
 Other specialty lines               39,738       28,640       39
 Discontinued lines                    (308)         (67)      nm
                                  ---------    ---------    ---------
                                  $ 497,600    $ 380,571       31%
                                  =========    =========    =========
 nm - Not meaningful comparison

             HCC Insurance Holdings, Inc. and Subsidiaries
                   Consolidated Insurance Companies
                            Net Loss Ratios
                            March 31, 2007
                       (Unaudited, in thousands)

                   Year to Date 2007             Full Year 2006
              -------------------------   -----------------------------
              Net                          Net
 Line of      Earned    Incurred  Loss     Earned      Incurred   Loss
 Business     Premium    Losses   Ratio    Premium      Losses    Ratio
 ---------    --------  --------  -----   ----------  ----------  -----

 Diversified
  financial
  products     $192,514  $ 87,654  45.5%  $  728,861  $  351,010  48.2%

 Group life,
  accident &
  health        192,416   145,211  75.5      591,070     432,343  73.1

 Aviation        39,344    19,698  50.1      152,886      82,328  53.8

 London market
  account        33,896    19,412  57.3      112,362      48,316  43.0

 Other specialty
  lines          39,738    27,748  69.8      123,981      69,374  56.0

 Discontinued
  lines            (308)      749    nm           29      28,485    nm
               --------  --------  ----   ----------  ----------  ----
 Total         $497,600  $300,472  60.4%  $1,709,189  $1,011,856  59.2%
               ========  ========  ====   ==========  ==========  ====

 nm - Not meaningful comparison

CONTACT:  HCC Insurance Holdings, Inc.
          L. Byron Way, Vice President
          (713) 690-7300